Report of Independent Registered Public Accounting
Firm


To the Members and
Board of Directors of FEG Absolute Access Fund I LLC

In planning and performing our audit of the financial statements of FEG Absolute Access Fund I LLC (the
Fund) as of and for the year ended March 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we
considered the Fund s internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing
procedures for the purpose of expressing our opinion
on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the
Fund s internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of
records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit
preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made
only in accordance with authorizations of management
and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the fund
s assets that could have a material effect on the
financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of
changes in conditions, or that the degree of compliance
with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal
course of performing their assigned functions, to
prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund s annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Fund s internal control over financial reporting was for the limited purpose described in the first paragraph and would not
necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted
the following deficiency involving the control
procedures and their operation that we consider to be a material weakness as defined above. This deficiency was considered in determining the nature, timing and
extent of the procedures to be performed in our audit of
the financial statements of the Fund for the year ended March 31, 2017, and this report does not affect our report on the financial statements of the Fund dated
June 22, 2017.
*	As a Regulated Investment Company (RIC),
the Fund is required to pass certain
qualification tests in order to maintain its status as a RIC for tax purposes. Failure to qualify as a RIC may result in the Fund being taxed as a corporation or assessed a penalty to cure its failed RIC status. The Fund has processes and controls in place to monitor compliance with the RIC qualification tests. However, the processes and controls related to the monitoring of the 90% gross income test were not properly designed to identify potential non-compliance with this test, as all relevant information necessary to determine compliance was not being obtained.
Management has represented the changes
they intend to make with respect to the
investments held by FEG Absolute Access
Fund LLC such that they will have sufficient information to perform the 90% gross income test. The Fund s response to the material weakness identified in our audit was not subject to our auditing procedures.

This report is intended solely for the information and use of management and the Board of Directors of FEG
Absolute Access Fund I LLC and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


			/s/ Ernst & Young LLP

Cincinnati, Ohio
June 22, 2017